EXHIBIT 16.1

5550 Lyndon B. Johnson Freeway, Suite 750 Dallas, TX 75240 pmbhd.com
T 972.788.5315 F 972.701.9401

March 21, 2017

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated March 21, 2017 of COPsync, Inc.. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended December 31, 2016 and 2015.

PMB HELIN DONOVAN, LLP

Austin, Texas